UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant   ☒
Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

TRONOX LIMITED
(ACN 153 348 111)
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

   Special Meeting of Shareholders:Re-domiciliation from Australia to the UKFebruary 2019

 Safe Harbor Statement and Non-U.S. GAAP Financial Terms  Statements in this presentation that are not historical are forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the company's filings with the Securities and Exchange Commission (SEC), including those under the heading entitled “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017. Specifically, there can be no assurance that we will successfully be able to re-domicile from Australia to the United Kingdom. Even if we are successful in re-domiciling there can be no assurance that any of the benefits described herein will materialize. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.This presentation contains certain non-U.S. GAAP financial terms that we use in the management of our business, including EBITDA, adjusted EBITDA and free cash flow. Reconciliations to their nearest U.S. GAAP terms are provided in the Appendix of this presentation.

Tronox at a Glance

TRONOX

- We are a vertically integrated mining and inorganic chemical business.
- We mine titanium ore, zircon and other minerals, and manufacture titanium dioxide (TiO_2) pigments that add brightness and durability to paints, plastics, paper, and other everyday products.

Locations worldwide, including:

- Three mineral sands mines & processing facilities in South Africa (2) and Australia
- Three TiO_2 plants in USA, Australia, and the Netherlands
- R&D center in Oklahoma City



London, England, UK
Botlek, the Netherlands
Stamford, CT, USA
Oklahoma City, OK, USA
Hamilton, MS, USA
Singapore
Namakwa Sands, Western Cape, SA
KZN Sands, KwaZulu-Natal, SA
Cooljarloo, WA, AU
Chandala, WA, AU
Kwinana, WA, AU
Production and sales
Corporate offices

US$4.7 billion total assets (30 Sep 2018)	**US$1.9 billion** revenue (LTM through Sep 2018)	**US$523 million** adjusted EBITDA (LTM through Sep 2018)	**US$104 million** free cash flow (LTM through Sep 2018)

© 2019 Tronox Limited | All rights reserved | www.tronox.com

3

 Overview: Tronox’s Special Shareholder Meeting  Why is Tronox holding a special meeting on March 8?    Tronox is seeking shareholder approval to re-domicile from Australia to the UKTronox became domiciled in Australia as part of a 2012 acquisition of Exxaro’s South African and Australian mining assetsTronox paid for Exxaro’s mining assets by giving Exxaro 38.5% ownership in Tronox and certain governance rightsExxaro has announced its intent to sell-off all its Tronox shares during 2019, subject to market conditions    Why is Tronox re-domiciling to the UK?  We believe re-domiciling to the UK has significant benefits:UK corporate law better understood by int’l investorsUK-domiciled companies easier to manage and have greater flexibility for share buybacks (10b5-1’s)More flexibility for Board to refresh itself from a broader pool of diverse candidates with the right skills and perspectivesUK better aligned to Tronox’s global footprint

Key Differences in Governance Between "Old" and "New" Tronox

TRONOX

Governance Feature	"Old" Tronox	"New" Tronox
Ability to buyback stock	Stock buybacks cumbersome and difficult to manage (i.e. may require shareowners approval)	• Board will have authority for open market purchases (including 10b5-1 plans) and the repurchase of shares directly from Exxaro similar to Delaware company
Protection of Tronox's $4.1B in NOLs	No protections for Tronox's NOLs in event that "change of control" triggered under §382 of IRS Code	• Ability to implement "382 Rights Plan" narrowly tailored to protect NOLs ✓ Plan expires automatically in 5 years after NOLs likely exhausted; ✓ Trigger of 4.5% tied to definition of "change of control" under IRS Code
Two classes of shares	2 share classes (all Class B shares held by Exxaro)	• Single class of ordinary shares. Exxaro rights set forth in shareholder agreement
Limit on number of directors and residency requirements	Currently limited to 9 directors, 2 of whom required to be AUS residents	• No limit on size of Board in Articles • No residency requirements • Easier to recruit Board members for UK domiciled company

Shareholders Should Support the Re-Domicile Transaction

TRONOX

Eliminates our two-class share structure

- *As part of Mineral Sands Transaction, Exxaro has agreed to hold ordinary common shares, enabling us to eliminate our 2 class structure*

✓

Facilitates share repurchases, both open market and from Exxaro

- *Australian law makes share-buybacks cumbersome, often requiring shareholder approval*

✓

Facilitates Board refreshment in 2019

- *Australian Constitution currently limits Board to nine members and Australian law requires 2 x Australian residents*
- *New UK Articles will make Tronox more like Delaware Corporation*
- *Planned addition of two new Board members (one female) to overlap with two members scheduled to retire at 2020 AGM*

✓

Brings certainty to our status as UK-tax payer

- *Current change in law will mean that we can no longer rely on Australian-UK tax treaty to qualify as UK-taxpayer*

✓

Investors, creditors, employees and potential board candidates more familiar with UK corporate law

- *As a US-managed company incorporated in Australia, Tronox was an outlier*

✓

© 2019 Tronox Limited | All rights reserved | www.tronox.com

6

 Recent Financial Performance Versus Peers  Tronox’s three-year TSR against its ISS-selected peer group for 2019 has been strong:TSR ranks at the 87th percentile against ISS peers on an annualized basis from 12/31/2015 to 12/31/2018Given strong TSR performance in 2018, Tronox hopeful for strong shareholder support for its pay programs in 2019  Source: S&P Capital IQ     TSR Performance  ISS Peer Company  2016 to 2018 Annualized   Albemarle Corporation  18.3%  Ashland Global Holdings Inc.  12.8%  Cabot Corporation  4.3%  Carpenter Technology Corporation  7.6%  Cleveland-Cliffs Inc.  64.0%  Compass Minerals International, Inc.  -13.5%  Ferro Corporation  13.2%  FMC Corporation  26.0%  H.B. Fuller Company  5.1%  Koppers Holdings Inc.  -3.6%  Materion Corporation  19.5%  Minerals Technologies Inc.  -0.2%  PolyOne Corporation  -2.0%  Stepan Company  15.4%  SunCoke Energy, Inc.  37.2%  Tredegar Corporation  5.5%  W. R. Grace & Co.  -6.5%  Westlake Chemical Partners LP  10.8%  75th Percentile  17.6%  Median  9.2%  25th Percentile  0.9%  Tronox Limited  25.0%  Tronox Percentile Rank  87%          1 12/31/15 – 12/31/18

 Executive Compensation  How Our Pay Programs Have Evolved  Topic  What We Have Changed  Short-term Performance Metrics  For overall Tronox component of bonus (80% of bonus):2018 awards placing additional emphasis on free cash flow (30%) and less emphasis on Adjusted EBITDA (50%) to create a more balanced portfolio of performance metrics. Safety metric at 20% weighting.2019 heavier emphasis on Adjusted EBITDA (80%) and elimination of free cash flow metric given pending merger. Safety metric remains at 20% weighting  Long-term Performance Metrics  2017 awards removed cash generation from long-term plan, in response to ISS and shareholder concerns with the duplication of performance metrics between the annual and long-term plans2018 long-term performance-based awards utilized a combination of financial and operational performance metrics (change in EPS and operating RONA) coupled with a Total Shareholder Return (TSR) modifier. Represents a balanced approach, creating better line of sight to our key performance metrics that our leaders are able to influence, while still incorporating shareholder return into the incentive plan design2019 long-term performance-based awards will utilize TSR of “Capital Markets Peer Group” versus TROX. This performance peer group better reflects companies that have similar market characteristics, economics (margins, capital intensity, and cycle dynamics), and trade at similar EBITDA multiples   Merger Integration Awards  In 2018, the merger integration awards were modified due to delays in the closure of the Cristal acquisition; the modification simply removed the need to close the transaction by a specific date. The award size was adjusted for two executives based on their increased responsibilities to facilitate the close of the transaction and the integration process  Director Share Ownership  Adopted share ownership guidelines for Directors in 2016 in response to concerns over the lack of share ownership guidelines  Equity Plan Governance Practices   Amended certain terms contained in the Company’s Management Equity Incentive Plan in 2016, including removing the provision that permitted the Company to reprice options without shareholder approval   Peer Group  Evaluated peer group in 2016 and again in 2017 and 2018; added some smaller companies (e.g., Ferro, SunCoke and Tredegar) to create balance, those peers that have been acquired have dropped out. Basically same peer group since 2016 has been used to benchmark competitive pay levels.  93.9% Support For “Say on Pay” in 2018

Governance Excellence

TRONOX

- ✓ Increasing diversity of Tronox's Board as part of ongoing Board refreshment effort:
  - Added female board member in early 2018
  - Re-domiciliation transaction will allow addition of second female board member
- ✓ Preparation of annual GRI sustainability report
- ✓ Safety represents 16% of executive annual bonus
- ✓ Emphasis on performance-based compensation: 82% of CEO's target compensation and 69% of other NEOs' target compensation is "at-risk"
- ✓ No excessive or unnecessary perquisites
- ✓ Compensation programs based on quantitative metrics
  - For CEO, cash bonus based on 64% financial metrics, 16% on safety and 20% on fulfillment of specific individual performance objectives agreed upon with the Board
  - LTIP consists of 50% perf-based RSUs with quantitative metrics that cliff vest after 3 years and 50% time-based RSUs

ESG a Core Tronox Value

© 2019 Tronox Limited | All rights reserved | www.tronox.com

9

Appendix

 TRONOX LIMITED                      LTM REVENUE (NON-U.S. GAAP)                      (UNAUDITED)                      (Millions of U.S. dollars)                                                                                                                                                       Nine Months     Fourth Quarter                       2018     2017     LTM         Revenue         $ 1,390       $ 464       $ 1,854

 TRONOX LIMITED                  RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)                   (UNAUDITED)                  (Millions of U.S. dollars)                                                                                 Nine Months      Fourth Quarter                     2018     2017     LTM                                Net income (loss) (U.S. GAAP)        $ 24       $ 2       $ 26      Income from discontinued operations, net of tax (U.S. GAAP)        -       -       -      Net income (loss) from continuing operations (U.S. GAAP)        24       2       26         Interest expense      144       48       192         Interest income      (23)      (5)      (28)        Income tax provision (benefit)      (16)      (4)      (20)        Depreciation, depletion and amortization expense      145       46       191      EBITDA (non-U.S. GAAP)        274       87       361         Impairment loss (a)      31       -       31         Share-based compensation (b)      16       5       21         Transaction costs (c)      59       15       74         Loss on extinguishment of debt (d)      30       -       30         Foreign currency remeasurement (e)      (28)      24       (4)        Settlement gain (f)      (3)      -       (3)        Other items (g)      9       4       13      Adjusted EBITDA (non-U.S. GAAP)        $ 388       $ 135       $ 523                                                            (a)  Represents a pre-tax charge for the impairment and expected loss on sale of the assets of our Tronox Electrolytic Operations which was recorded in “Impairment loss” in the unaudited Condensed Consolidated Statements of Operations.                 (b)  Represents non-cash share-based compensation.                   (c)  Represents transaction costs primarily associated with the Cristal Transaction which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.                 (d)  Represents debt extinguishment costs of $30 million including a call premium of $22 million associated with the issuance of the 2026 Senior Notes and redemption of our Senior Notes due 2022. 2017 amounts represent debt extinguishment costs associated with the repayment of our Prior Term Loan Facility, termination of our UBS revolver and the redemption of our Senior Notes due 2020.                (e)  Represents foreign currency remeasurement comprised of all unrealized gains and losses as well as realized gains or losses associated with nonfunctional currency intercompany receivables and payables and related derivative instruments. These amounts are included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.                (f)  Represents settlement gain related to U.S. postretirement medical plan.                (g)  Includes non-cash pension and postretirement costs, severance expense, accretion expense and other items included in “Selling, general and administrative expenses”, “Cost of goods sold” and "Other income (expense), net" in the unaudited Condensed Consolidated Statements of Operations.

 TRONOX LIMITED                   FREE CASH FLOW (NON-U.S. GAAP)                   (UNAUDITED)                   (Millions of U.S. dollars)                                                                                                                               The following table reconciles Cash provided by (used in) operating activities, continuing operations, the comparable measure for segment reporting under U.S. GAAP, to free cash flow by segment for the periods presented:                                                        Nine Months     Fourth Quarter                    2018     2017     LTM     Cash provided by (used in) operating activities, continuing operations        $ 143       $ 72       $ 215      Capital expenditures        (83)      (28)      (111)      Free cash flow (non-U.S. GAAP)         $ 60       $ 44       $ 104